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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration
Statements:

  . Form S-8 No. 33-51991 pertaining to the 1994 and 1995 Stock Grants to
    Union Employees,

  . Form S-8 No. 33-51081 pertaining to the 1993 National Steel Corporation
    Long-Term Incentive Plan,

  . Form S-8 No. 33-51083 pertaining to the 1993 National Steel Corporation
    Non-Employee Director's Stock Option Plan, and

  . Form S-8 No. 33-51087 pertaining to the National Steel Retirement Savings
    Plan and National Steel Represented Employee Retirement Savings Plan;

of our report dated January 26, 1994, except for the last paragraph of Note S as to which the date is February 11, 1994, with respect to the consolidated financial statements and schedules of National Steel Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1993.

                                          Ernst & Young

Fort Wayne, Indiana
March 7, 1994